UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2021

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 2500 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective as of February 22, 2021, the Board of Directors (the “Board”) of Cogent Biosciences, Inc. (the “Company”) appointed Todd E. Shegog as a Class II director. As a Class II director, Mr. Shegog will stand for election at the Company’s 2023 Annual Meeting of Stockholders. Additionally, Mr. Shegog was appointed as the Chair of the Audit Committee of the Board.

Mr. Shegog has more than 25 years of financial, operations, corporate strategy and compliance expertise in the biotechnology and pharmaceutical industries. He has served as Senior Vice President and Chief Financial Officer of Forma Therapeutics since September 2019. Prior to Forma Therapeutics, Mr. Shegog served as Chief Financial Officer of Synlogic, Inc. where he directed the company’s financial strategy and management as well as facilities and information systems from September 2016 to September 2019. From April 2014 to August 2016, Mr. Shegog served as Senior Vice President and Chief Financial Officer at Forum Pharmaceuticals, Inc. where he was responsible for finance, operations, and information systems during their pursuit of innovative therapies for schizophrenia and Alzheimer’s disease. He also served as the Chief Financial Officer of Millennium Pharmaceuticals, Inc., now Takeda Oncology, where he was responsible for management of the company’s financial resources, corporate planning, financial reporting, and compliance from 1998 to 2014. Mr. Shegog earned a Bachelor of Science degree in electrical engineering from Lafayette College and an MBA degree from the Tepper School of Management at Carnegie Mellon University.

In connection with his Board service, Mr. Shegog will receive an option to purchase 37,500 shares of common stock, which will vest over a three-year period from the date of grant, and will be entitled to $50,000 in annual cash compensation for service on the Board and the Audit Committee.

Indemnification Agreement

In connection with Mr. Shegog’s appointment to the Board, Mr. Shegog will enter into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Shegog for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service on the Board.

Mr. Shegog has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Shegog and any other person pursuant to which he was appointed as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2021	COGENT BIOSCIENCES, INC.

	By:	/s/ John Green
John Green Chief Financial Officer